Form 8-K - CURRENT REPORT

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                        Under Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 27, 2002

                      WINTHROP GROWTH INVESTORS I LIMITED PARTNERSHIP
                   (Exact name of registrant as specified in its charter)


            Massachusetts             2-84760                 04-2839837
      (State or other jurisdiction  (Commission            (I.R.S. Employer
            incorporation)          File Number)         Identification Number)


                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                         (Registrant's telephone number)
                                 (864) 239-1000

                                       N/A
               (Former name or former address, if changed since last report)

Item 2.    Acquisition or Disposition of Assets.

The  Registrant  sold  one  of  its  investment  properties,  Stratford  Village
Apartments located in Montgomery, Alabama on November 27, 2002. Stratford Village Apartments was sold to B&M Management Company, LLC, an unrelated party, for $9,514,000.

Item 7.     Financial Statements and Exhibits

(b) Pro forma financial information.

The  required  pro  forma  financial   information   will  be  provided  in  the
Registrant's annual report on Form 10-KSB for the year ended December 31, 2002.

(c)   Exhibits

10.21 Purchase and Sale Contract between Registrant and B&M Management Company, LLC, effective November 27, 2002.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              WINTHROP GROWTH INVESTORS I LIMITED PARTNERSHIP


                              By: Two Winthrop Properties, Inc.
                                  Managing General Partner


                              By: /s/Patrick J. Foye
                                  Patrick J. Foye
                                  Vice President - Residential


                              Date: December 24, 2002

                                                                   EXHIBIT 10.21



                           PURCHASE AND SALE CONTRACT

                                     BETWEEN

                         STRATFORD VILLAGE REALTY TRUST,
                              a Massachusetts trust


                                    AS SELLER

                                       AND

                         B&M MANAGEMENT COMPANY, L.L.C.,
                      an Alabama limited liability company


                                  AS PURCHASER

                                Table of Contents

                                                                            Page


Article 1      DEFINED TERMS.................................................1

Article 2      PURCHASE AND SALE OF PROPERTY.................................4

Article 3      PURCHASE PRICE, DEPOSIT AND ESCROW PROVISIONS.................4

Article 4      FEASIBILITY PERIOD............................................5

Article 5      TITLE AND SURVEY .............................................7

Article 6      FINANCING....................................................10

Article 7      CLOSING......................................................10

Article 8      REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND
               PURCHASER....................................................15

Article 9      CONDITIONS PRECEDENT TO CLOSING..............................19

Article 10     BROKERAGE....................................................21

Article 11     POSSESSION...................................................21

Article 12     DEFAULTS AND REMEDIES........................................21

Article 13     RISK OF LOSS OR CASUALTY.....................................23

Article 14     OFFER DEADLINE DATE..........................................23

Article 15     EMINENT DOMAIN...............................................23

Article 16     MISCELLANEOUS................................................24

Article 17     OPERATION OF THE PROPERTY....................................28

                           PURCHASE AND SALE CONTRACT

      THIS PURCHASE AND SALE CONTRACT ("Purchase Contract") is entered into as of the 18th day of October, 2002 (the "Effective Date"), by and between STRATFORD VILLAGE REALTY TRUST, a Massachusetts trust, having a principal address at c/o AIMCO, 2000 South Colorado Blvd., Suite 2-1000, Denver, Colorado 80222 ("Seller") and B&M MANAGEMENT COMPANY, L.L.C., an Alabama limited liability company, having a principal address at 8650 Minnie Brown Road, Montgomery, AL 36117 ("Purchaser").

      NOW, THEREFORE WITNESSETH: That for and in consideration of mutual covenants and agreements herein after set forth, Seller and Purchaser hereby agree as follows:


                                    RECITALS

R-l. Seller holds legal title to that certain parcel of real estate located in Montgomery County, Alabama as more particularly described in Exhibit A attached hereto and made a part hereof on which improvements have been constructed.

R-2. Purchaser desires to purchase and Seller has agreed to sell such land and improvements defined below as the "Property" on the terms and conditions set forth below (which terms and conditions shall control in the event of any conflict with these Recitals), such that on the Closing Date as defined in this Purchase Contract the Property will be conveyed by special warranty or equivalent deed to Purchaser.

R-3. Purchaser has agreed to pay to Seller the Purchase Price for the Property, and Seller has agreed to sell the Property to Purchaser on the terms and conditions set forth below.

Article 1...
                                  DEFINED TERMS

1.1 Terms with initial capital letters in this Purchase Contract and not otherwise defined herein shall have the meanings set forth in this Article l below.

1.1.1 "Business Day" means any day other than a Saturday or Sunday or Federal holiday or legal holiday in the State in which the Land is located.

1.1.2 "Closing" means the consummation of the purchase and sale contemplated by this Purchase Contract in accordance with the terms and conditions of this Purchase Contract.

1.1.3 "Closing Date" means the date on which the Closing of the conveyance of the Property is required to be held under the terms and conditions of this Purchase Contract.

1.1.4 "Escrow Agent" means Fidelity Title Insurance Company.

1.1.5 "Excluded Permits" means those Permits which, under applicable law, are nontransferable and such other Permits as may be designated as Excluded Permits on Exhibit 1.1.5, if any, attached hereto.

1.1.6 "Existing Financing" shall mean the loan made by the Lender in the original principal amount shown on Exhibit 1.1.6 attached hereto which is secured by a first priority lien encumbering the Property.

1.1.7 "Feasibility Period" shall have the meaning ascribed to it in Section 4.1.

1.1.8 "Fixtures and Tangible Personal Property" means all fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances and other articles of tangible personal property now located on the Land or in the Improvements as of the Effective Date (or hereafter acquired by Seller prior to the Closing Date) and used or usable in connection with any present or future occupation or operation of all or any part of the Property, but only to the extent transferable. The term "Fixtures and Tangible Personal Property" does not include (i) equipment leased by Seller and the interest of Seller in any equipment provided to the Property for use, but not owned or leased by Seller, or (ii) property owned or leased by any Tenant and guest, employee or other person furnishing goods or services to the Property, or (iii) property and equipment owned by Seller, which in the ordinary course of business of the Property is not used exclusively for the business, operation or management of the Property, or (iv) the property and equipment, if any, expressly identified as being excluded in Exhibit 1.1.8; provided, however Seller shall, during the Feasibility Period, by written notice to Purchaser; identify any items referred to in (i) or (iii) hereof.

1.1.9 "Improvements" means all buildings and improvements located on the Land taken "as is", but in reliance on the representations and warranties set forth herein.

1.1.10......"Land"  means all of that  certain  tract of land more  particularly described on Exhibit A attached hereto and made a part hereof and all rights, privileges and appurtenances pertaining thereto.

1.1.11......"Lease(s)"  means the  interest  of the Seller in and to all written leases, subleases and other occupancy agreements, whether or not of record, which provide for the use or occupancy of space or facilities on or relating to the Property owned by the Seller and which are in force as of the Effective Date and the Closing Date.

1.1.12......"Lender" means Reinlein/Lieser/McGee, its successors and assigns.

1.1.13......"Loan  Documents"  means the  documents  evidencing  and securing or relating to the repayment of the Existing Financing including, without limitation, all amendments and modifications thereto and any mortgage or deed of trust or equivalent security title and lien encumbering the Property as of the date hereof.

1.1.14......"Miscellaneous  Property Assets" means all contract rights,  leases, concessions, warranties, plans, drawings and other items of intangible personal property relating to the ownership or operation of the Property and owned by Seller, but only to the extent transferable, excluding, however, (i) receivables, (ii) Property Contracts, (iii) Leases (other than leases, subleases and other occupancy agreements that are not written), (iv) Permits, (v) fixtures and Tangible Personal Property, (vi) cash or other funds, whether in petty cash or house "banks," or on deposit in bank accounts or in transit for deposit, unless otherwise payable to Purchaser pursuant to this Purchase Contract, (vii) escrow, reserves or other impound accounts, (viii) refunds, rebates or other claims, or any interest thereon, for periods or events occurring prior to the Closing Date unless Seller is obligated to apply such items for the benefit of tenants, (ix) utility and similar deposits, (x) insurance or other prepaid items, or (xi) Seller's proprietary books and records.

1.1.15......"Notice" shall have the meaning ascribed thereto in Section 16.6.

1.1.16......"Permits"  means all  licenses and permits  granted by  governmental authorities having jurisdiction over the Property owned by Seller and required in order to own and operate the Property.

1.1.17......"Permitted   Exceptions"   means  those   exceptions  or  conditions
permitted to encumber the title to the Property in accordance with the provisions of Section 5.2.

1.1.18......"Property"  means the Land and Improvements and all rights of Seller relating to the Land and the Improvements, including without limitation, any rights, title and interest of Seller, if any, in and to (i) any strips and gores adjacent to the Land and any land lying in the bed of any street, road, or avenue opened or proposed, in front of or adjoining the Land, to the center line thereof; (ii) any unpaid award for any taking by condemnation or any damage to the Property by reason of a change of grade of any street or highway; (iii) all of the easements, rights, privileges, and appurtenances belonging or in any way appertaining to the Land and Improvements; together with all Fixtures and Tangible Personal Property, the right, if any and only to the extent transferable, of Seller in the Property Contracts, Leases, Permits (other than Excluded Permits), and the Miscellaneous Property Assets owned by Seller which are located on the Property and used in its operation.

1.1.19......"Property  Contracts"  means all  maintenance,  service  or  utility contracts and similar contracts, excluding Leases, which relate to the ownership, maintenance, construction or repair and/or operation of the Property, but only to the extent transferable and which are other than any property management agreement.

1.1.20......"Purchase  Contract"  means this  Purchase and Sale  Contract by and between Seller and Purchaser.

1.1.21......"Purchase  Price"  means  the  total  consideration  to be  paid  by
Purchaser  to Seller for the purchase of the  Property,  as set forth in Section
3.1.

1.1.22......"Rent  Roll"  shall  have the  meaning  ascribed  thereto in Section
8.1.1.9.

1.1.23......"Survey" shall have the meaning ascribed thereto in Section 5.11.

1.1.24......"Tenant" or "Tenants" means any person or persons or entity entitled to occupy any portion of the Property under a Lease.

1.1.25......"Title  Commitment"  shall  have the  meaning  ascribed  thereto  in
Section 5.1.

1.1.26......"Title Insurer" shall have the meaning set forth in Section 5.1.

Article 2...
                          PURCHASE AND SALE OF PROPERTY

2.1 Seller agrees to sell and convey the Property to Purchaser and Purchaser agrees to purchase the Property from Seller, in accordance with the terms and conditions set forth in this Purchase Contract.

Article 3...
                PURCHASE PRICE, DEPOSIT AND ESCROW PROVISIONS

3.1 The purchase price ("Purchase Price") for the Property shall be Nine Million Five Hundred Fourteen Thousand and 00/100 Dollars ($9,514,000), which shall be paid by Purchaser, as follows:

3.1.1 Upon the execution of this Purchase Contract, Purchaser shall deliver to Escrow Agent a deposit in the sum of One Hundred Thousand and 00/100 Dollars ($100,000) (the "Deposit"), by federal wire transfer. Purchaser's failure to timely deliver the Deposit shall terminate this Purchase Contract. Purchaser and Seller each approve the form of Escrow Agreement attached as Exhibit B.

3.1.2 The Escrow Agent shall hold the Deposit and make delivery of the Deposit to the party entitled thereto under the terms hereof. Escrow Agent shall invest the Deposit as directed by Purchaser in its sole discretion and all interest and income thereon shall become part of the Deposit and shall be remitted to the party entitled to the Deposit, as set forth below.

3.1.3 If the sale of the Property is closed by the date fixed therefor (subject to extension as set forth herein), monies held as the Deposit shall be applied against the Purchase Price (and paid over to the Seller) on Closing Date. If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of satisfaction of a condition precedent to Purchaser's obligations that is not caused by or attributable to, directly or indirectly, any act or failure to act of Purchaser, the Deposit shall be returned and refunded to Purchaser, and neither party shall have any further liability hereunder, subject to and except for Purchaser's liability under
Section 4.4.

3.1.4 If the sale of the Property is not closed by the date fixed therefor (subject to any extension set forth herein) owing to failure of performance by Seller, Purchaser shall be entitled to the remedies set forth in Article 12 hereof. If the sale of the Property is not closed by the date fixed therefor (or any such extension date set forth herein) owing to failure of performance by Purchaser, the Deposit shall be forfeited by Purchaser and the sum thereof shall go to Seller as Seller's sole and exclusive remedy forthwith as liquidated damages for the lost opportunity costs and transaction expenses incurred by Seller, as more fully set forth in Article 12 below.

3.1.5 The balance of the Purchase Price for the Property shall be paid to and received by Escrow Agent by wire transfer of Good Funds no later than 1:00 p.m. (in the time zone in which Escrow Agent is located) on the Closing Date.

Article 4...
                               FEASIBILITY PERIOD

4.1 Subject to the terms of Section 4.4 below, for thirty (30) calendar days following the Effective Date (the "Feasibility Period"), Purchaser, and its agents, contractors, engineers, surveyors, attorneys, and employees ("Consultants") shall have the right from time to time, during normal business hours and after prior notice to Seller, to enter onto the Property:

4.1.1 To conduct and make any and all studies, tests, examinations and inspections, or investigations of or concerning the Property (at Purchaser's expense) (including, without limitation, environmental studies, structural engineering and feasibility studies, evaluation of drainage and flood plain, soil tests for bearing capacity and percolation, surveys, including topographical surveys, title and zoning law compliance.

4.1.2 To confirm any and all matters which Purchaser may desire to confirm with respect to the Property.

4.1.3 To ascertain and confirm the suitability of the Property for Purchaser's intended use for such Property.

4.1.4 To review and copy (at  Purchaser's  expense) the materials  referenced in
Section 4.3 (other than Seller's proprietary information).

4.2 Should the results of any of the matters referred to in sub paragraphs 4.1.1, 4.1.2, 4.1.3 and 4.1.4 above appear unsatisfactory to Purchaser for any reason or if Purchaser elects not to proceed with the transaction contemplated by this Purchase Contract, for any other reason, or for no reason whatsoever, in Purchaser's sole and absolute discretion, Purchaser shall have the right to terminate this Purchase Contract by giving written Notice to that effect to Seller and Escrow Agent on or before 5:00 p.m. EST on the date of expiration of the Feasibility Period. If Purchaser exercises its rights to terminate, this Purchase Contract shall terminate and be of no further force and effect, subject to and except for Purchaser's liability under Section 4.4, and Escrow Agent shall forthwith deliver to Seller One Hundred and 00/100 Dollars ($100.00) as consideration for Seller having taken the Property off the market, and return the Deposit to Purchaser. If Purchaser fails to provide Seller with written Notice of termination prior to the expiration of the Feasibility Period in strict accordance with the Notice provisions of this Purchase Contract, this Purchase Contract shall remain in full force and effect and Purchaser's obligation to purchase the Property shall be non-contingent and unconditional except only for Purchaser's right to terminate this Contract under Section 5.12 (if applicable) and satisfaction of the conditions expressly stated in this
Article 4 and in Article 9.

4.3 Within 10 days after the Effective Date, and to the extent the same exist and are in Seller's possession or reasonable control (subject to Section 4.3.1), Seller agrees to make the documents set forth on Schedule 4.3 (the "Materials") available at the Property for review and copying by Purchaser at Purchaser's sole cost and expense. In the alternative, at Seller's option and within the foregoing 10-day period, Seller may deliver some or all of the Materials to Purchaser, or make the same available to Purchaser on a secure web site
(Purchaser agrees that any item to be delivered by Seller under this Purchase Contract shall be deemed delivered to the extent available to Purchaser on such secured web site). To the extent that Purchaser determines that any of the Materials have not been made available or delivered to Purchaser pursuant to this Section 3.5.1, Purchaser shall notify Seller and Seller shall use commercially reasonable efforts to deliver the same to Purchaser within 5 Business Days after such notification is received by Seller; provided, however, that under no circumstances will the Feasibility Period be extended and Buyer's sole remedy will be to terminate this Purchase Contract pursuant to Section 4.2.

4.3.1 Purchaser recognizes and agrees that the Materials and other documents and information delivered or made available by Seller pursuant to this Purchase Contract may not constitute all of such documents which are in Seller's possession or control, but are those that are readily available to Seller after reasonable inquiry to ascertain their availability.

4.3.2 The provisions of this Section 4.3 shall survive the Closing and delivery of the Deed to Purchaser.

4.4 Purchaser shall indemnify, defend (with attorneys selected by Seller and approved by Purchaser which approval shall not be unreasonably withheld, conditioned or delayed) and hold Seller harmless for any actions taken by Purchaser and its Consultants and any and all claims, damages, costs and liability which may arise due to such entries, surveys, tests, investigation and the like on the Property in connection with the performance of Purchaser's due diligence hereunder; provided, however, that notwithstanding anything herein to the contrary, Purchaser shall not be liable for any damages incurred by Seller resulting from the mere discovery by Purchaser of a condition at or with regard to the Property, Purchaser hereby acknowledging, however, that Seller shall have no obligation to Purchaser in connection with such condition or otherwise to remedy such condition unless the remedy of specific performance, as provided in
Article 12 hereof, would require a Seller to do so. Seller shall have the right, without limitation, to disapprove any and all entries, surveys, tests, investigations and the like other than Phase I environmental investigations that in its reasonable judgment could result in any injury to the Property or breach of any agreement, or expose Seller to any liability, costs, liens or violations of applicable law, or otherwise adversely affect the Property or Seller's interest therein. No consent by the Seller to any such activity shall be deemed to constitute a waiver by Seller or assumption of liability or risk by Seller. Purchaser hereby agrees to restore the Property to the same condition existing immediately prior to Purchaser's exercise of its rights pursuant to this Article 4, at Purchaser's sole cost and expense, to the extent the damage to such Property or the change in condition thereof is attributable to the performance of due diligence hereunder by Purchaser or its Consultants. Purchaser shall maintain comprehensive public liability insurance with broad form contractual and personal injury liability endorsements with respect to the Property and Purchaser's activities carried on therein, in amounts (including deductible amounts) and with such insurance carriers as shall be approved by Seller and naming Seller and its affiliates as additional insureds, with endorsements acceptable to Seller, including a waiver of defenses of the insurer based on the actions or inaction of Purchaser. Such liability insurance shall provide coverages of not less than $1,000,000 (per occurrence and in the aggregate) for death or injury to persons and for property damage. The provisions of this Section shall survive the Closing or termination of this Purchase Contract.

4.5 Purchaser shall not permit any mechanic's or materialman's liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any studies or tests conducted by or for Purchaser. Purchaser shall give notice to Seller within a reasonable time prior to entry onto the Property and shall permit Seller to have a representative present during all investigations and inspections conducted with respect to the Property. Purchaser shall take all reasonable actions and implement all protections necessary to ensure that all actions taken in connection with the investigations and inspections of the Property, and all equipment, materials and substances generated, used or brought onto the Property, pose no material threat to the safety of persons or the environment and cause no damage to the Property or other property of Seller or other persons.

Article 5...
                                TITLE AND SURVEY

5.1 Seller has secured a commitment for title insurance for the Property in an amount equal to the Purchase Price ("Title Commitment") from Fidelity Title Insurance Company (the "Title Insurer") for an owner's title insurance policy, (a 1992 ALTA), together with copies of all instruments identified as exceptions therein and has delivered the same to Purchaser. Purchaser agrees that it shall be solely responsible for payment of all costs relating to procurement of the Title Commitment and shall be responsible for any additional costs relating to the Title Commitment or requested endorsements.

5.2 Purchaser agrees to accept title to the Land and Improvements in accordance with the terms of this Purchase Contract, so long as with respect to the Property (i) the title is good and marketable and insurable, and (ii) any conveyance by special warranty or an equivalent deed pursuant to this Purchase Contract shall be subject to the following, all of which shall be deemed "Permitted Exceptions," and Purchaser agrees to accept the deed and title subject thereto:

5.2.1  All  exceptions  shown in the  Title  Commitment  on the date  three  (3)
Business Days prior to the Title Termination Deadline (other than mechanics' liens and taxes due and payable with respect to the period preceding Closing and the standard exceptions which shall be omitted except that the standard exception for parties in possession shall be modified to read "rights of tenants as tenants only under unrecorded leases");

5.2.2 All Leases;

5.2.3 Real estate and property taxes to the extent not due and payable;

5.2.4 Such exceptions and matters as the Title Insurer shall be willing to omit as exceptions to coverage; and

5.2.5 All Property Contracts which are not identified for termination by Purchaser during the Feasibility Period. Notwithstanding the foregoing, all Property Contracts which (i) are not cancelable upon 30 days or less notice or
(ii) require payment of a penalty or premium for cancellation shall be assumed by Purchaser or cancelled with Purchaser being solely responsible for the payment of any cancellation fees or penalties.

5.3 With respect to the Property, the existence of the Loan Documents, liens, or encumbrances shall not be objections to title, provided that properly executed instruments in recordable form necessary to satisfy and remove the same of record are delivered to the Purchaser at Closing or, in the alternative, payoff letters from the Lender or holder of any Loan Documents shall have been delivered to and accepted by the Title Insurer (sufficient to remove the same from the policy issued at Closing), together in either case, with recording and/or filing fees.

5.4 Unpaid liens for taxes, charges, and assessments shall not be objections to title, but the amount thereof plus interest and penalties thereon shall be deducted from the Purchase Price to be paid for the Property hereunder and allowed to Purchaser, subject to the provisions for apportionment of taxes and charges contained herein.

5.5 Unpaid franchise or business corporation taxes of any corporations in the chain of title shall not be an objection to title, provided that the Title Insurer agrees to insure against collection out of the Property or otherwise against Purchaser or its affiliates, and provided further that the Title Insurer agrees to omit such taxes as exceptions to coverage with respect to any lender's title insurance policy with respect to the Property.

5.6 If on the Closing Date there shall be conditional bills of sale or Uniform Commercial Code Financing Statements applicable to the Property that exceed the period of time mandated under the law of the state where the Property is located that a Uniform Commercial Code Financing Statement is perfected without the filing of UCC-3 continuation statements and such Financing Statements have not been extended by the filing of UCC-3 continuation statements within the applicable time period mandated by the applicable state law, such Financing Statements shall not be deemed an objection to title.

5.7 If on the Closing Date, the state of title is other than in accordance with the requirements set forth in this Purchase Contract or if any condition to be fulfilled by Seller shall not be satisfied, Purchaser shall provide Seller with written Notice thereof at such time, or such title objection or unfulfilled condition shall be deemed waived by Purchaser in which case Purchaser and Seller shall proceed to consummate the Closing on the Closing Date. If Purchaser timely gives Seller such Notice, Seller at its sole option and within seven (7) calendar days following receipt of such Notice may elect to cure such objection or unfulfilled condition for up to thirty (30) calendar days. Should Seller be able to cure such title objection or condition, or should Seller be able to cause title insurance over the same by the Closing Date or any postponed Closing Date, or should Purchaser waive such objection or condition within such period for cure, then the Closing shall take place on or before fifteen (15) calendar days after such cure or waiver.

5.8 Subject to Seller's obligation to cure under Section 5.9, if Seller elects to cure under Section 5.7, and during the period of cure Seller is unable or unwilling, in its sole discretion or opinion, to eliminate such title objection or cause a title insurance company to insure over such matter or satisfy such unfulfilled condition, Seller shall give Purchaser written Notice thereof, and if Purchaser does not waive such objection by written Notice delivered to Seller and the Title Insurer on or before seven (7) calendar days following the date Seller gives such Notice, then this Purchase Contract shall automatically terminate, the Deposit shall be returned to Purchaser by the Escrow Agent less the sum of One Hundred and 00/100 Dollars ($100) paid to Seller as consideration for taking the Property off of the market. If Seller has elected to cure under
Section 5.7 (which Seller has no obligation to do, except as provided in Section 5.9) and subsequently does not cure such item as described above in this section, Seller shall pay to Purchaser the amount of actual third party out-of-pocket costs and expenses incurred by Purchaser in connection with the investigations of Seller's Property in an amount not to exceed a total of Ten Thousand and 00/100 Dollars ($10,000) and as a condition of and prior to such payment to Purchaser, Seller shall have been provided copies of and rights to all inspections and reports; and the parties hereto shall have no further obligations to each other.

5.9 Seller covenants that it will not voluntarily create or cause any lien or encumbrance (other than Leases and Property Contracts permitted by this Purchase Contract) to attach to the Property between the Effective Date and the Closing Date. Any monetary lien or encumbrance so attaching by voluntary act of Seller shall be discharged by the Seller at or prior to Closing, on the Closing Date or any postponed Closing Date. Except as expressly provided above, Seller shall not be required to undertake efforts to remove any other lien, encumbrance, security interest, exception, objection or other matter, to make any expenditure of money or institute litigation or any other judicial or administrative proceeding and Seller may elect not to discharge the same.

5.10 Anything to the contrary notwithstanding, Purchaser shall not have any right to terminate this Purchase Contract or object to any lien, encumbrance, exception or other matter that is a Permitted Exception, that has been waived or that has been deemed to have been waived by Purchaser.

5.11 Seller will cause to be prepared a survey (or an update to any existing survey) for the Property ("Survey") to be delivered to Purchaser and Seller no later than 30 days after the Effective Date. Seller will pay the cost of the Survey, but at the Closing Purchaser will reimburse Seller for the cost of the Survey, not to exceed $2,500. Within 5 days after the Effective Date, Seller shall deliver to Purchaser or make available at the Property any existing survey of the Property which to Seller's knowledge is in Seller's possession or reasonable control. In the event that the perimeter legal description of the Property contained in the Survey differs from that contained in the deed or deeds by which Seller took title to the Property, the latter description shall be used in the special warranty deed or equivalent delivered to Purchaser at Closing, and the Survey legal shall be used in a quitclaim deed to the Property which also shall be delivered to Purchaser at Closing. Should such Survey disclose conditions that give rise to a title exception other than a Permitted Exception, Purchaser shall have the right to object thereto within the Feasibility Period in accordance with the procedures set forth in Article 4 above. Purchaser agrees to make payment in full of all costs of obtaining the Survey and all costs relating to any update thereto, on or before Closing or termination of this Purchase Contract.

5.12 On or before the later of (a) the date which is 10 days after Purchaser has received both the Title Commitment and the Survey, or (b) the expiration of the Feasibility Period (the later of the foregoing (a) and (b) referred to herein as the "Title Termination Deadline"), Purchaser shall have the right to terminate this Contract based solely on any matter set forth in the Title Commitment (including exceptions listed therein) or the Survey. If Purchaser fails to terminate this Contract on or before the Title Termination Deadline, Purchaser shall be deemed to have approved and irrevocably waived any objections to any matters covered by the Title Commitment (including exceptions listed therein) and the Survey.

Article 6...
                                    FINANCING

6.1 Purchaser assumes full responsibility to expeditiously and diligently initiate and pursue all steps necessary to obtain the funds required for settlement, and Purchaser's acquisition of such funds shall not be a contingency to Closing. It is specifically agreed that Seller shall not be obligated to prepay the Existing Financing until the Closing Date, and then only from the proceeds of the Purchase Price.

Article 7...
                                     CLOSING

7.1   Dates, Places of Closing, Prorations, and Delinquent Rent.

7.1.1 The Closing shall take place on the date which is fifteen (15) calendar days after expiration of the Feasibility Period, provided that Purchaser has not terminated this Purchase Contract pursuant to Section 4.2 hereof. The parties may mutually agree to an earlier Closing Date. Purchaser and Seller shall conduct the Closing through an escrow with the Title Insurer in its Houston, Texas office, whereby Seller, Purchaser and their attorneys need not be physically present at the Closing and each may deliver documents by overnight air courier or other means to the Escrow Agent.

7.1.2 The Closing may be extended without penalty at the option of Seller to a date not later than thirty (30) days following the Closing Date specified in
Section 7.1.1 above to satisfy a condition to Closing to be satisfied by Seller.

7.1.3 All normal and customarily proratable items, including, without limitation, Rents (as defined below), other income derived from the Property, personal and real property taxes, Property Contracts and laundry leases and utilities (except as otherwise provided in Section 7.1.6) shall be prorated as of midnight on the day preceding the Closing Date, Seller being charged and credited for all of same attributable to the period up to midnight on the day preceding the Closing Date (and credited for any amounts paid by Seller attributable to the period on or after midnight on the day preceding the Closing
Date) and Purchaser being responsible for, and credited or charged, as the case may be, for all of same attributable to the period on and after midnight on the day preceding the Closing Date. Purchaser shall have no responsibility for the payment of wages, taxes or other benefits of Seller's employees or any person currently employed on the Property by the Seller which may accrue up to the Closing Date. Any up-front bonus payments received by Seller during the twenty four (24) month period preceding the Closing Date for laundry contracts or the Property Contracts shall be prorated with Purchaser receiving a credit for the unused portion of any such payment for the term of such contract which extends beyond the Closing Date. All unapplied security deposits under Leases, if any, shall be transferred or credited by Seller to Purchaser at the Closing. Purchaser shall assume at Closing the obligation to pay the security deposits to Tenants, if required under the Leases, to the extent that such security deposits are transferred to Purchaser at Closing. Any real estate ad valorem or similar taxes for the Property, or any installment of assessments payable in installments which installment is payable in the year of Closing, shall be prorated to midnight on the day preceding the date of Closing, based upon actual days involved. The proration of real property taxes or installments of assessments shall be based upon the assessed valuation and tax rate figures for the year in which the Closing occurs to the extent the same are available; provided, that in the event that actual figures (whether for the assessed value of the Property or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year and a re-proration of real estate taxes shall subsequently be performed based upon the assessed value and tax rate for the year in which the Closing occurs at the time that such information becomes available. The proration shall be final and unadjustable except-as provided in the following paragraph. For purposes of this Section 7.1.3 and Sections 7.1.4 and 7.1.5 the terms "Rent" and "Rents" shall include, without limitation, base rents, additional rents, and any other charges under the Leases. The provisions of this
Section 7.1.3 shall apply during the Proration Period (as defined below).

7.1.4 If any of the items subject to proration hereunder cannot be prorated at the Closing because the information necessary to compute such proration is unavailable, or if any errors or omissions in computing prorations at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected promptly after the date of such availability or discovery and the proper party reimbursed, which obligation shall survive the Closing for a period (the "Proration Period") from the Closing Date until one (l) year after the Closing Date. Neither party hereto shall have the right to require a recomputation of a Closing proration or a correction of an error or omission in a Closing proration unless within the Proration Period one of the parties hereto (i) has obtained the previously unavailable information or has discovered the error or omission, and (ii) has given Notice thereof to the other party together with a copy of its good faith recomputation of the proration and copies of all substantiating information used in such recomputation. The failure of a party to obtain any previously unavailable information or discover an error or omission with respect to an item subject to proration hereunder and to give Notice thereof as provided above within the Proration Period shall be deemed a waiver of its right to cause a recomputation or a correction of an error or omission with respect to such item after the Closing Date.

7.1.5 With respect to unpaid Rent not more than thirty (30) days delinquent, Purchaser shall use reasonable efforts to collect the same for Seller's benefit after the Closing in the usual course of the operation of the Property (but Purchaser shall not be required to incur any expense in such collection effort) and such collection, if any shall be remitted to Seller (less costs and expenses of collection, if any) promptly upon receipt by Purchaser; provided Purchaser's obligation to remit such delinquent rental payments to Seller shall terminate sixty (60) days after the Closing Date. Nothing contained herein shall operate to require Purchaser to institute any lawsuit or other collection procedure to collect such delinquent rentals. Seller and Purchaser agree that any sums received by Purchaser from any tenant owing delinquent rentals shall first be applied to rentals and any other amounts owed to Purchaser and then to delinquent rentals with respect to the period before Closing. This provision shall survive the Closing for a period not to exceed ninety (90) days.

7.1.6 Fuel, water and sewer service charges, and charges for gas, electricity, telephone and all other public utilities shall be adjusted as of midnight of the day immediately preceding the Closing Date. If there are meters on any Property measuring the consumption of water, gas or electric current, Seller shall, not more than one (1) Business Day prior to the Closing Date, cause such meters (for utilities for which Seller, and not Tenants, is responsible) to be read and shall pay promptly all utility bills for which Seller is liable upon receipt of statements therefor. Purchaser shall be liable for and shall pay all utility bills for services rendered after such meter readings.

7.1.7 If any security deposit for a corporate apartment unit is in the form of a letter of credit, then Seller shall cause a replacement letter of credit to be issued and delivered to Purchaser on the Closing Date upon the same terms and conditions as the original letter of credit. If replacement letters of credit cannot be issued and delivered to Purchaser on the Closing Date, then Seller shall deposit with Purchaser on the Closing Date cash equal to the amount of the letters of credit not replaced, to be held by Purchaser as tenant security deposits until replacement letters of credit are delivered to Purchaser.

7.1.8 All apartment units vacated for more than seven (7) Business Days must be in a "rent ready" condition. Rent ready means, Seller's routine and customary preparation of units for rental in Seller's ordinary course of business.

7.2   To Be Delivered Prior To or At Closing.

7.2.1 Seller. At Closing, Seller shall deliver to Purchaser, each of the following items, as applicable:

7.2.1.1.....Special  warranty or equivalent deed in the form attached as Exhibit
7.2.1.1 to Purchaser. The acceptance of the deed at Closing, shall be deemed to be full performance of, and discharge of, every agreement and obligation on Seller's part to be performed under this Purchase Contract, except for those that this Purchase Contract specifically provides shall survive Closing.

7.2.1.2.....A  Bill of Sale in the form attached as Exhibit 7.2.1.2 covering all
Property Contracts, Permits (other than Excluded Permits), and Fixtures and Tangible Personal Property required to be transferred to Purchaser with respect to such Property. Purchaser shall countersign the same so as to effect an assumption by Purchaser, including, without limitation, of Seller's obligations thereunder.

7.2.1.3.....A  General  Assignment  (to the extent  assignable  and in  effect), without recourse or warranty, in the form attached hereto as Exhibit 7.2.1.3 of all of Seller's right, title and interest in and to the Miscellaneous Property Assets, subject to required consents. Purchaser shall counter sign the same so as to effect an assumption by Purchaser, including, without limitation, of Seller's obligations thereunder.

7.2.1.4.....A closing statement executed by Seller.

7.2.1.5.....A title affidavit or at Seller's option an indemnity, as applicable, in the customary form reasonably acceptable to Seller and Title Insurer to enable Title Insurer to delete the standard exceptions, (other than matters constituting any Permitted Exceptions to the title insurance policies set forth in this Purchase Contract to be issued pursuant to the Title Commitment); provided that such affidavit does not subject Seller to any greater liability, or impose any additional obligations, other than as set forth in this Purchase Contract; and

7.2.1.6.....A  certification of Seller's  non-foreign status pursuant to Section
1445 of the Internal  Revenue Code of 1986, as amended,  in the form attached as
Exhibit 7.2.1.6.

7.2.1.7.....A  letter duly  executed by Seller  advising  the tenants  under the
Leases of the change in ownership of the Property.

7.2.1.8.....An  Assignment of Leases and Security  Deposits in the form attached as Exhibit 7.2.1.8 covering all Leases and Security Deposits. Purchaser shall countersign the same so as to effect an assumption by Purchaser, including, without limitation, of Seller's obligations thereunder.

7.2.1.9.....The  most current rent roll together with a Certification  by Seller that such Rent Roll is in all material respects a true, correct and complete list of all the Leases currently in effect.

7.2.1.10....Notices of termination (effective as of the Closing Date) to service providers whose Property Contracts will not be assumed by Purchaser at the Closing, the identification of such providers being provided by Purchaser to Seller prior to the expiration of the Feasibility Period.

7.2.1.11....Original  tenant leases,  modifications and amendments to the extent in Seller's possession or control.

7.2.1.12....All  certificates of occupancy with respect to the Property that are in Seller's possession.

7.2.1.13....A  complete  set  of  architectural,   structural,   mechanical  and
electrical plans and specifications for the Property, to the extent in Seller's possession or control.

7.2.1.14....Copies of all existing books, records, papers, agreements, including bookkeeping and accounting records (other than Seller's proprietary information), which are in Seller's possession or control relating to the Property.

7.2.1.15....All keys to the Property which are in Seller's possession.

7.2.1.16....Proof that the property management agreement has been terminated and is of no further force and effect, if cancelable.

7.2.1.17....Resolutions,   certificates   of  good  standing,   and  such  other
organizational documents of Seller as the Title Insurer may reasonably require evidencing Seller's authority to consummate the transaction.

7.2.1.18....Such other instruments, documents or certificates as are required to be delivered or made available by Seller to Purchaser in accordance with any of the other provisions of this Purchase Contract, including, without limitation,
Section 4.3 hereof, which have not already been provided to Purchaser.

7.3 Purchaser. At Closing, Purchaser shall deliver to Title Insurer (for disbursement to Seller upon Closing) the following items with respect to the Property being conveyed at such Closing:

7.3.1 The full Purchase Price as required by Article 3 hereof minus the Deposit applied to the Purchase Price, plus or minus the adjustments or prorations required by this Purchase Contract. If at Closing there are any liens or encumbrances on the Property that Seller is obligated or elects to pay and discharge, Seller may use any portion of the Purchase Price for the Property to satisfy the same, provided that Seller shall have delivered to Title Insurer on such Closing instruments in recordable form sufficient to satisfy such liens and encumbrances of record (or as to any mortgages, deeds to secure debt or deeds of trust, appropriate payoff letters, acceptable to the Title Insurer), together with the cost of recording or filing such instruments. The existence of any such liens or encumbrances shall not be deemed objections to title if Seller shall comply with the foregoing requirements.

7.3.2 A closing statement executed by Purchaser.

7.3.3 A countersigned  counterpart of the Bill of Sale in the form attached as
Exhibit 7.2.1.2.

7.3.4 A countersigned counterpart of the General Assignment in the form attached as Exhibit 7.2.1.3.

7.3.5 A countersigned counterpart of the Assignment of Leases and Security Deposits in the form attached as Exhibit 7.2.1.8.

7.3.6 Such other instruments, documents or certificates as are required to be delivered by Purchaser to Seller in accordance with any of the other provisions of this Purchase Contract.

7.4 Closing Costs. Except as otherwise provided in this Purchase Contract each party shall pay its own costs to close the purchase and sale of the Property and one-half the expenses of the Escrow Agent. Each party shall pay the fees and costs of its own attorneys and agents. Purchaser shall pay all recording costs. Seller shall pay all costs and fees relating to the prepayment of the Existing Financing. Purchaser shall pay the State excise, recording, transfer or similar taxes payable in connection with the transfer of real property in the jurisdiction where the Property is located. Purchaser shall pay all title insurance premiums.


Article 8...
                  REPRESENTATIONS, WARRANTIES AND COVENANTS
                             OF SELLER AND PURCHASER

8.1   Representations and Warranties of Seller.

8.1.1 For the purpose of inducing Purchaser to enter into this Purchase Contract and to consummate the sale and purchase of the Property in accordance herewith, Seller represents and warrants to Purchaser the following as of the Effective Date and as of the Closing Date:

8.1.1.1.....Seller  is a trust,  lawfully and duly organized,  validly  existing under the laws of the state of its formation set forth in the initial paragraph of this Purchase Contract; and shall at the Closing have the power and authority to sell and convey the Property and to execute the documents to be executed by Seller and prior to Closing will have taken, as applicable, all corporate, partnership, limited liability company or equivalent entity actions required for the execution and delivery of this Purchase Contract, and the consummation of the transactions contemplated by this Purchase Contract. The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any purchase contract to which Seller is a party or by which Seller is otherwise bound.

8.1.1.2.....To  Seller's knowledge,  no pending or threatened  litigation exists which if determined adversely would restrain the consummation of the transactions contemplated by this Purchase Contract or would declare illegal, invalid or non-binding any of Seller's obligations or covenants to Purchaser.

8.1.1.3.....Seller  holds title to the  Property,  including  all real  property contained therein required to be sold to Purchaser, subject only to the Permitted Exceptions applicable to the Property, Purchaser hereby agrees that the foregoing representation and warranty shall not survive the Closing but shall merge into the special warranty deed or equivalent as delivered to Purchaser.

8.1.1.4.....There are no adverse or other parties in possession of the Property, except for occupants, guests and tenants under the Leases or otherwise as set forth in the Rent Roll.

8.1.1.5.....The joinder of no person or entity other than Seller is necessary to convey the Property, fully and completely to Purchaser at Closing, or to fulfill Seller's obligations, and Seller has all necessary right and authority to convey and assign to Purchaser all contract rights and warranties required to be conveyed and assigned to Purchaser hereunder.

8.1.1.6.....Purchaser  has no duty  to  collect  withholding  taxes  for  Seller pursuant to the Foreign Investors Real Property Tax Act of 1980, as amended.

8.1.1.7.....To Seller's knowledge, there are no actions, proceedings, litigation or governmental investigations or condemnation actions pending or threatened against the Property, to the transactions hereby or against Seller relating to the Property as applicable, except as set forth in Exhibit 8.1.1.7.

8.1.1.8.....Seller has no knowledge of any claims for labor performed, materials furnished or services rendered in connection with constructing, improving or repairing the Property, caused by the Seller and which remain unpaid beyond the date for which payment was due and in respect of which liens may or could be filed against the Property, except for repairs, materials or services furnished in the ordinary course of business. Purchaser hereby agrees that the foregoing representation and warranty shall not survive the Closing but shall merge into the special warranty deed and the "Seller's Affidavit" executed by Seller and delivered to the Title Insurer.

8.1.1.9.....To  the best of  Seller's  knowledge,  there are no leases,  license agreements, occupancy agreements or tenancies for any space in the Property other than those Leases set forth on the rent roll for the Property (the "Rent Roll") and those Leases listed on Exhibit 8.1.1.9 attached hereto, if any. To the best of Seller's knowledge, there are no oral agreements relating to the use or occupancy of the Property or any oral leases which will be binding upon any portion of the Property or Purchaser and the Leases delivered to Purchaser by Seller are true and correct copies of all such Leases.

8.1.1.10....To  the best of  Seller's  knowledge,  Seller has not  received  any notice  of  any  violation  or  alleged  violation  of  any  laws,  regulations, ordinances or restrictions or other requirements of any governmental, quasi-governmental agency or authority having jurisdiction over or affecting the Property, to include, without limitation, notice of the violation or alleged violation of any environmental protection laws or regulations.

8.1.1.11....To the best of Seller's knowledge,  all commissions due on Leases or renewals of Leases have been paid in full as of the Effective Date and all tenant buildout and other obligations due to tenants under the Leases have been paid in full or otherwise have been satisfied.

8.1.1.12....To the best of Seller's knowledge, the Rent Roll delivered by Seller with respect to the Property is true and correct in all material respects.

8.1.1.13....Seller  shall  provide  notice  to  Purchaser  of any  damage to the
Property if the cost to repair the same would reasonably exceed $50,000 as determined in Seller's reasonable discretion.

8.1.1.14....Except  for the representations  and warranties  expressly set forth above in Section 8.1., or as otherwise set forth in this Contract, the Property is expressly purchased and sold "AS IS," "WHERE IS," and "WITH ALL FAULTS." The Purchase Price and the terms and conditions set forth herein are the result of arm's-length bargaining between entities familiar with transactions of this kind, and said price, terms and conditions reflect the fact that Purchaser shall have the benefit of, and is relying upon, no information provided by Seller and no statements, representations or warranties, express or implied, made by or enforceable directly against Seller, including, without limitation, any relating to the value of the Property, the physical or environmental condition of the Property, the state, federal, county or local law, ordinance, order, permit or suitability, compliance or lack of compliance of the Property with any regulation, or any other attribute or matter of or relating to the Property (other than any covenants of title contained in the deed or other conveyance instruments conveying each Property and the warranties or representations set forth in this Purchase Contract). Purchaser represents and warrants that as of the Closing Date, it shall have reviewed and conducted such _independent analyses, studies, reports, investigations and inspections as it deems appropriate in connection with the Property. If Seller provides or has provided any documents, opinions or work product of consultants, surveyors, architects, engineers, title companies, governmental authorities or any other person or entity with respect to the Property, Purchaser and Seller agree that Seller has done so or shall do so only for the convenience of both parties and any reliance by Purchaser upon any such documents, opinions or work product shall not create or give rise to any liability of or against Seller, Seller's partners or affiliates or any of its respective partners, officers, directors, participants, employees, contractors, attorneys, consultants, representatives, agents, successors, assigns or predecessors-in-interest. Purchaser shall rely only upon any title insurance obtained by Purchaser with respect to title to the Property and the warranties in the special warranty deed. Purchaser acknowledges and agrees that no representation has been made and no responsibility is assumed by Seller with respect to and future applicable zoning or building code requirements or the compliance of the Property with any other future laws, rules, ordinances or regulations, the financial earning capacity or expense history of the Property, the continuation of contracts, continued occupancy levels of the Property, or any part thereof, or the continued occupancy by tenants of any Leases or, without limiting any of the foregoing, occupancy at Closing. Purchaser hereby releases Seller from any and all claims and liabilities relating to the foregoing matters, except as provided in Subsection 8.1.1.13.

8.1.1.15....Unless  otherwise  set forth in Section  8.1,  Seller and  Purchaser agree that those representations contained in Section 8.1 shall survive Closing for a period of one (1) year after the Closing Date (that is, any proceeding based on the breach of a representation contained in Section 8.1 that survives Closing must be commenced within one (1) year subsequent to the Closing Date). In the event that (a) Purchaser makes a claim or brings an action against Seller with respect to a breach of Seller's representations or warranties, and (b) the amount of damages or other losses claimed by Purchaser as result of or in connection with such breach exceeds 5% of the Purchase Price, then, at Seller's sole option, Seller may re-purchase the Property from Purchaser pursuant to the following terms: (i) the repurchase price shall be equal to the Purchase Price paid by Purchaser to Seller for the Property plus all reasonable out-of-pocket expenses incurred by Purchaser in purchasing the Property; (ii) conveyance shall be by means of deed and other instruments of conveyance in the same form as those delivered by Seller to Purchaser at the Closing; (iii) title to the Property shall be conveyed by Purchaser to Seller subject only to those matters affecting Purchaser's title to the Property as of the date of Seller's election to re-purchase the Property, but Purchaser shall be obligated to obtain the release, prior to or concurrently with the conveyance of the Property to Seller, of any and all deeds of trust, mortgages, judgment liens, mechanics' liens or other lien securing the payment of money that affect title to the Property; (iv) Purchaser shall execute any and all documents, instruments and agreements reasonably required by Seller or Seller's counsel to effect the transfer and conveyance of the Property; (v) Seller shall obtain, at Seller's expense, a title insurance policy insuring Seller's title to the Property in a manner consistent with the preceding clause (iii), and (vi) Purchaser shall convey they Property to Seller in substantially the same condition as Seller conveyed to Purchaser, reasonable wear and tear excepted. If Seller exercises its option to re-purchase the Property pursuant to this Section 8.1.1.15, then Purchaser shall waive and be forever precluded from proceeding with any claim or action with respect to a breach of Seller's representations or warranties hereunder.

8.1.1.16....Any  statement  contained in the  representations  and warranties in this  Section 8.1 and made to the  knowledge  or best  knowledge of Seller shall mean ONLY the actual knowledge of individuals listed on Exhibit 8.1.1.16 attached hereto; and otherwise any reference to the "knowledge" of Seller shall not be deemed to imply any duty of investigation or inquiry by Seller, and shall not be construed to include the knowledge of any member, partner, officer, director, agent, employee or representative of the Seller or any affiliate of the Seller, imputed to Seller or constructively attributed to Seller, other than as set forth in this Section 8.1.1.14, Seller hereby warrants and represents to Purchaser that the persons identified in this Section 8.1.1.14 are the persons who have the most definitive knowledge with respect to the Seller and the Property.

8.2   Representations and Warranties of Purchaser.

8.2.1 For the purpose of inducing Seller to enter into this Purchase Contract and to consummate the sale and purchase of the Property in accordance herewith, Purchaser represents and warrants to Seller the following as of the Effective Date and as of the Closing Date:

8.2.1.1.....With respect to Purchaser and its business, Purchaser represents and warrants, in particular, that:

8.2.1.2.....Purchaser  is a limited  liability  company duly organized,  validly existing and in good standing under the laws of State of Alabama. Purchaser is sophisticated and experienced in the acquisition, ownership and operation of multi-family housing projects similar to the Property, and has full knowledge of all applicable federal, state and local laws, rules, regulations and ordinances in connection therewith.

8.2.1.3.....Purchaser,  acting  through any of its or their duly  empowered  and authorized officers, joint venturers, partners or members, has all necessary power and authority to own and use its properties and to transact the business in which it is engaged, and has full power and authority to enter into this Purchase Contract, to execute and deliver the documents and instruments required of Purchaser herein, and to perform its obligations hereunder; and no consent of any Purchaser's officers, joint venturers, partners, managers or members is required to so empower Purchaser.

8.2.1.4.....No pending or, to the knowledge of Purchaser,  threatened litigation exists which if determined adversely would restrain the consummation of the transactions contemplated by this Purchase Contract or would declare illegal, invalid or non-binding any of Purchaser's obligations or covenants to Seller.

8.2.1.5.....Purchaser  is duly authorized to execute and deliver, acting through its duly empowered and authorized officers, joint venturers, partners, managers and members, respectively, and perform this Purchase Contract and all documents and instruments and transactions contemplated hereby or incidental hereto, and such execution, delivery and performance by Purchaser does not (i) violate any of the provisions of their respective articles of incorporation or organization, operating agreements, partnership agreements or bylaws, (ii) violate any provision of any law, governmental rule or regulation currently in effect, (iii) violate any judgment, decree, writ, injunction, award, determination or order currently in effect that names or is specifically directed at Purchaser or its property, and (iv) require the consent, approval, order or authorization of, or any filing with or notice to, any court or other governmental authority.

8.2.1.6.....The joinder of no person or entity other than Purchaser is necessary to consummate the transactions to be performed by Purchaser and Purchaser has all necessary right and authority to perform such acts as are required and contemplated by this Purchase Contract.

8.2.1.7.....Purchaser will cooperate with Seller in obtaining the consent of the
Lender to the prepayment of the Existing Financing, if required.

Article 9...
                         CONDITIONS PRECEDENT TO CLOSING

9.1 Purchaser's obligation to close under this Purchase Contract, shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent; provided, however, that Purchaser shall be entitled to waive any condition to Closing:

9.1.1 All of the documents required to be delivered by Seller to Purchaser at the Closing pursuant to the terms and conditions hereof shall have been delivered and shall be in form and substance reasonably satisfactory to Purchaser.

9.1.2 Each of the representations and warranties of Seller contained herein shall be true in all material respects as of the Closing Date.

9.1.3 Seller shall have complied with, fulfilled and performed each of the covenants, terms and conditions to be complied with, fulfilled or performed by Seller hereunder;

9.1.4 Notwithstanding anything to the contrary, there are no other conditions on Purchaser's obligation to Close except as expressly set forth above.

9.1.5 On the Closing Date, the Title Insurer shall be prepared, subject to the payment of the applicable title insurance premium and other related charges and Purchaser's performance of its obligations hereunder, to issue to Purchaser a full coverage owner's title insurance policy, with all standard exceptions deleted (except that the standard exception for parties in possession shall be modified to read "rights of tenants as tenants only under unrecorded leases"), for the Property in compliance with the applicable Title Commitment in the form as required by Purchaser prior to the expiration of the Feasibility Period, such required form being confirmed in writing by Purchaser to Seller, with a copy of the required Title Commitment and endorsements attached), (including endorsements as Purchaser has required prior to the expiration of the Feasibility Period as aforesaid), together with such reinsurance and/or coinsurance and direct access agreements as may be reasonably required by Purchaser.

9.1.6 On the Closing Date, no action or proceeding shall have been instituted before any court or governmental authority which would have a material adverse effect on the Property or the use or occupancy thereof.

9.1.7 As of the Closing Date, Seller shall not have pending a voluntary case, nor shall there have been commenced against Seller an involuntary case, nor shall Seller have consented to the appointment of a Custodian of it or for all or any substantial part of its property, nor shall a court of competent jurisdiction have entered an order or decree under any Bankruptcy Law that is for relief against Seller in an involuntary case or appoint a Custodian of Seller for all or any substantial part of its property. The term "Bankruptcy
Law" means Title 11, U.S. Code, or any similar state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

9.2 Without limiting any of the rights of Seller elsewhere provided for in this Purchase Contract, Seller's obligation to close with respect to conveyance of the Property under this Purchase Contract shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

9.2.1 Each of the representations and warranties of Purchaser contained herein shall be true in all material respects as of the Closing Date.

9.2.2 Purchaser shall have fully performed and complied with all covenants, conditions, and other obligations in this Purchase Contract to be performed or complied with by it at or prior to Closing including, without limitation, payment in full of the Purchase Price.

9.2.3 There shall not be pending or, to the knowledge of either Purchaser or Seller, any litigation or threatened litigation which, if determined adversely, would restrain the consummation of any of the transactions contemplated by this Purchase Contract or declare illegal, invalid or non-binding any of the covenants or obligations of the Purchaser.

9.2.4 Seller shall have received all consents and approvals to the consummation of the transactions contemplated hereby (a) of Seller's partners or affiliates (to the extent required by the governing documents or (b) that are required by law. If Seller does not receive such consents and terminates this Purchase Contract solely as a result of a failure of the condition set forth in this
Section 9.2.4, Seller shall reimburse Purchaser for Purchaser's actual out-of-pocket expenses incurred in connection with this Purchase Contract, but in no event shall Seller be responsible for in excess of $25,000 under this
Section 9.2.4.

9.2.5 All consents required for the prepayment of the Existing Financing, which may be required, shall have been obtained all on conditions reasonably acceptable to Seller.

Article 10..
                                    BROKERAGE

10.1 Seller represents and warrants to Purchaser that it has dealt only with The Apartment Group ("Broker") in connection with this Purchase Contract. Seller and Purchaser each represent and warrant to the other that other than Broker, it has not dealt with or utilized the services of any other real estate broker, sales person or finder in connection with this Purchase Contract, and each party agrees to indemnify the other party from and against all claims for brokerage commissions and finder's fees arising from or attributable to the acts of omissions of the indemnifying party, except that Purchaser shall not indemnify Seller for any liability arising pursuant to the commission due to Broker. The provisions of this section shall survive the Closing or termination of the Purchase Contract.

10.2 Seller agrees to pay Broker a commission according to the terms of a separate agreement. Broker shall not be deemed a party or third party beneficiary of this Purchase Contract.

10.3 Broker assumes no responsibility for the condition of the Property or representation for the performance of this Purchase Contract by the Seller or Purchaser.

Article 11..
                                   POSSESSION

11.1 Possession of the Property subject to the Permitted Exceptions and the Leases shall be delivered to Purchaser at the Closing.

Article 12..
                              DEFAULTS AND REMEDIES

12.1 In the Event Purchaser fails to close when obligated to do so under this Purchase Contract, Seller and Purchaser agree that it would be impractical and extremely difficult to estimate the damages which Seller may suffer. Therefore Seller and Purchaser hereby agree that, except for the Purchaser's obligations to Seller under Section 4.4, the reasonable estimate of the total net detriment that Seller would suffer in the event that Purchaser terminates this Purchase Contract or defaults hereunder prior to the Closing Date is and shall be, as Seller's sole and exclusive remedy (whether at law or in equity), the right to receive from the Escrow Agent and retain the full amount of the Deposit. The payment and performance of the above as liquidated damages is not intended as a forfeiture or penalty within the meaning of applicable law and is intended to settle all issues and questions about the amount of damages suffered by Seller in the applicable event, except only for damages under Section 4.4 above, irrespective of the time when the inquiry about such damages may take place. Upon any such default by Purchaser hereunder, this Purchase Contract shall be terminated, and neither party shall have any further rights or obligations hereunder, each to the other, except for the Purchaser's obligations to Seller under Section 4.4 and the obligations of Seller and Purchaser pursuant to Sections 10.1 and 10.2 of this Purchase Contract, and Purchaser and Seller shall not be relieved of their respective obligations pursuant to Sections 10.1 and
10.2 of this Purchase Contract above, and the right of Seller to collect such liquidated damages to the extent not theretofore paid by Purchaser.

            ________________              _________________

            Initials for Seller                 Initials for Purchaser

12.2 If the Purchaser terminates this Purchase Contract in accordance with its terms, then this Purchase Contract shall be null and void, the Escrow Agent shall return the Deposit to the Purchaser and no party shall have any further liability or obligation to any other party under this Purchase Contract, except that Purchaser shall not be relieved of its obligations under the last sentence of Section 4.4 and Purchaser and Seller shall not be relieved of their respective obligations pursuant to Section 10.1 of this Purchase Contract. If Seller defaults in performing any covenants or agreements to be performed by Seller under this Purchase Contract or Seller breaches any representations or warranties made by Seller in this Purchase Contract, Purchaser shall have the right, instead of terminating this Purchase Contract, to elect to permit this Purchase Contract to remain in effect and, in lieu of the remedies set forth in this Section 12.2 other than the obligation to return the Deposit to Purchaser, to seek specific performance or other injunctive relief, it being agreed that Purchaser's election to terminate this Purchase Contract or make full settlement under this Purchase Contract shall not relieve Seller of its liability for breach of any representation, warranty, covenant or agreement of Seller. In the event that specific performance or other injunctive relief is unavailable to Purchaser, but a court determines that Seller's refusal to close under this Purchase Contract was wrongful the Deposit shall be returned to Purchaser and, Seller shall pay to Purchaser the actual third party out-of-pocket costs and expenses that Purchaser has incurred in connection with the negotiation and preparation of this Agreement, its due diligence investigations and the prospective purchase of the Property in an amount not to exceed Twenty Five Thousand and 00/100 Dollars ($25,000).

Article 13
                            RISK OF LOSS OR CASUALTY

13.1 The risk of loss or damage to the Property by fire or other casualty until the deed of conveyance is recorded is assumed by the Seller, provided that the Seller's responsibility shall be only to the extent of any recovery from insurance carried on the Property. In the event of the damage or destruction of all or any part of the Property, the aggregate cost to repair, replace and/or restore of which shall be $200,000 or more (as estimated by Seller's insurance carrier and reasonably acceptable to Purchaser), prior to Closing, Purchaser may, at its option, exercisable by written notice to Seller, either (i) terminate this Purchase Contract, or (ii) continue under this Purchase Contract, whereupon Seller will assign to Purchaser its interest in and to any insurance proceeds thereof payable as a result of such damage or destruction and pay the amount of any deductible under such policy to Purchaser. In the event of the damage or destruction of any part of the Property prior to Closing, the aggregate cost to repair, replace and/or restore of which shall be less than $200,000 (as estimated by Seller's insurance carrier and reasonably acceptable to Purchaser), Purchaser shall have no right to terminate this Purchase Contract on account thereof, but Seller shall assign to Purchaser all of its interest in and to any insurance proceeds thereof payable as a result of such damage or destruction and pay the amount of any deductible under such policy to Purchaser. Seller shall not, in any event, be obligated to effect any repair, replacement, and/or restoration, but shall take all necessary actions to protect and preserve the damaged improvements and shall comply with the terms and conditions of the Leases. Seller may elect at its option to effect a repair, replacement or restoration, in which case Seller may apply the insurance proceeds to the costs of restoration; provided, however, that if Seller commences restoration, it shall be obligated to complete the repair, replacement and/or restoration of the Improvements.

Article 14
                               OFFER DEADLINE DATE

14.1 This Purchase Contract shall be null and void unless fully executed by Purchaser and Seller and delivered to each of the parties on or before October 18, 2002.

Article 15
                                 EMINENT DOMAIN

15.1 In the event that at the time of Closing all or any part of the Property is (or has previously been) acquired, or Seller has received notice of any pending or threatened taking by authority of any governmental agency in purchase in lieu thereof or access to the Property would be denied or limited because of the condemnation of property adjacent to the Property (or in the event that at such time there is any notice of any such acquisition by any such governmental agency), Purchaser shall have the right, at Purchaser's option, to terminate this Purchase Contract by giving written Notice within fifteen (15) days of the occurrence of such event and recover the Deposit hereunder, or to close in accordance with the terms of this Purchase Contract for the full Purchase Price and receive the full benefit or any condemnation award.

Article 16
                                  MISCELLANEOUS

16.1 Exhibits, Schedules and Riders. All Exhibits, Schedules and Riders annexed hereto are a part of this Purchase Contract for all purposes.

16.2 Assignability. This Purchase Contract is not assignable without first obtaining the prior written approval of the non-assigning party; provided, however, that Purchaser may assign this Purchase Contract prior to Closing to a partnership or partnerships or limited liability company or limited liability companies which entities shall be affiliated with Purchaser so long as (i) Purchaser is not released from its liability hereunder and (ii) Seller consents thereto (which consent shall not be unreasonably withheld, conditioned or delayed).

16.3 Binding Effect. This Purchase Contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective successors, heirs and permitted assigns.

16.4 Captions. The captions, headings, and arrangements used in this Purchase Contract are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

16.5 Number and Gender of Words. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

16.6 Notices. All notices, demands, requests and other communications required pursuant to the provisions of this Purchase Contract ("Notice") shall be in writing and shall be deemed to have been properly given or served for all purposes (i) if sent by Federal Express or the nationally recognized overnight carrier for next business day delivery, on the first business day following deposit of such Notice with such carrier, or (ii) if personally delivered, on the actual date of delivery, or (iii) if sent by certified mail, return receipt requested postage prepaid, on the fifth (5th) business day following the date of mailing, or (iv) if sent by facsimile, on the date such facsimile is sent and a confirmation of transmission is received by the sender, provided that a copy is sent by nationally recognized overnight courier on the day following the date of receipt, addressed as follows:

         If to Seller:  2000 S. Colorado Blvd.
                        Tower Two, Suite 2-1000
                        Denver, Colorado  80222
                        Attention:  Mr. Patrick Slavin
                        Telephone:  303-691-4340
                        Facsimile:  303-300-3282

         And:           c/o AIMCO
                        2000 S. Colorado Blvd.
                        Tower Two, Suite 2-1000
                        Denver, Colorado  80222
                        Attention:  Mr. Harry Alcock
                        Telephone:  303-691-4344
                        Facsimile:  303-300-3282

         with copy to:  Chad Asarch, Esq.
                        Vice President and Assistant General Counsel
                        AIMCO
                        2000 S. Colorado Blvd.
                        Tower Two, Suite 2-1000
                        Denver, Colorado  80222
                        Facsimile:  303-300-3297

         and a copy to: Argent Real Estate
                        1401 Brickell Avenue, Suite 520
                        Miami, Florida  33131
                        Attention:  Mr. David Marquette
                        Telephone:  305-371-9299
                        Facsimile:  305-371-6898

      and a copy to:    Brownstein Hyatt & Farber, P.C.
                        410 17th Street, 22nd Floor
                        Denver, Colorado  80202
                        Attention: Gary M. Reiff, Esq.
                        Facsimile:  303-223-1111

      If to Purchaser:  8650 Minnie Brown Road
                        Montgomery, AL  36117
                        Attention: John D. Blanchard
                        TELEPHONE: (334) 215-1411
                        FAX: (334) 215-4420

      with a copy to:   Sasser, Littleton & Stidham, P.C.
                        Colonial Financial Center, Suite 700
                        Montgomery, Alabama 36104
                        Attention: Jeff Kohn, Esq.
                        TELEPHONE: (334) 532-3412
                        FAX: (334) 532-3610

Any of the parties may designate a change of address by Notice in writing to the other parties. Whenever in this Purchase Contract the giving of Notice by mail or otherwise is required, the giving of such Notice may be waived in writing by the person or persons entitled to receive such Notice.

16.7 Governing Law and Venue. The laws of the State of Alabama shall govern the validity, construction, enforcement, and interpretation of this Purchase Contract, without resort to such state's conflict of laws provisions. All claims, disputes and other matters in question arising out of or relating to this Purchase Contract, or the breach thereof, shall be decided by proceedings instituted and litigated in the United States District Court for the district in which the Property is situated, and the parties hereto expressly consent to the venue and jurisdiction of such court.

16.8  Entirety  and  Amendments.  This  Purchase  Contract  embodies  the entire
Purchase Contract between the parties and supersedes all prior Purchase Contracts and understandings, if any, relating to the Property, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

16.9 Severability. If any of the provisions of this Purchase Contract is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable. The Purchase Contract shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Purchase Contract; and the remaining provisions of this Purchase Contract shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Purchase Contract. In lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Purchase
Contract a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible to make such provision legal, valid, and enforceable.

16.10 Multiple Counterparts. This Purchase Contract may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one Purchase Contract. In making proof of this Purchase Contract, it shall not be necessary to produce or account for more than one such counterparts.

16.11 Further Acts. In addition to the acts and deeds recited herein and contemplated and performed, executed and/or delivered by Seller and Purchaser, Seller and Purchaser agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered any and all such further acts, deeds, and assurances as may be necessary to consummate the transactions contemplated hereby.

16.12 Construction. No provision of this Purchase Contract shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Purchase Contract; both parties, being represented by counsel, having fully participated in the negotiation of this instrument.

16.13 Confidentiality. Purchaser and Seller shall not disclose the terms and conditions contained in this Purchase Contract and shall keep the same confidential except that Purchaser and Seller may disclose the terms and conditions of this Purchase Contract to the limited extent required to comply with federal, state or local governmental reporting requirements. Purchaser shall not disclose and shall keep the same confidential any of the information delivered or made available by Seller to Purchaser in accordance with this Purchase Contract or obtained by Purchaser in the course of its investigations, provided that Purchaser may disclose the terms and conditions of this Purchase Contract or such information delivered, made available or obtained as aforesaid
(i) as required by law, (ii) to consummate the terms of this Purchase Contract, or any financing relating thereto, or (iii) to Purchaser's or Seller's lenders, attorneys, accountants, engineers, consultants, partners, members, affiliates or controlling persons. Any information provided by Seller to Purchaser under the terms of this Purchase Contract is for informational purposes only. In providing such information to Purchaser, Seller makes no representation or warranty, express, written, oral, statutory, or implied, unless expressly set forth herein, and all other representations and warranties are hereby expressly excluded. Purchaser shall not in any way be entitled to rely upon the accuracy of such information. Such information is also confidential and Purchaser shall be prohibited from making such information public to any other person or entity other than its agents and legal representatives, without Seller's prior written authorization, which may be granted or denied in Seller's sole discretion. If Purchaser closes on the purchase of the Property, Purchaser's confidentiality obligations under this Section 16.13 shall not survive the Closing, but Seller's obligations under this Section 16.13 shall survive the Closing.

16.14 Time of the Essence. IT IS EXPRESSLY AGREED BY THE PARTIES HERETO THAT TIME IS OF THE ESSENCE WITH RESPECT TO THIS PURCHASE CONTRACT.

16.15 Cumulative Remedies and Waiver. Except as otherwise provided herein, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Purchase Contract or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. No waiver, amendment, release, or modification of this Purchase Contract shall be established by conduct, custom, or course of dealing.

16.16 Litigation Expenses. In the event either party hereto commences litigation against the other to enforce its rights hereunder, the prevailing party in such litigation shall be entitled to recover from the other party its reasonable attorneys' fees and expenses incidental to such litigation.

16.17 Time Periods. Should the last day of a time period fall on a weekend or legal holiday, the next Business Day thereafter shall be considered the end of the time period.

16.18 Section 1031 Exchange. Notwithstanding the provisions contained in this Purchase Contract relating to the sale of the Property, the parties acknowledge that it is the desire and intention of Seller, if possible, to exchange the Property for property of a like kind in an exchange qualifying as a tax-free exchange under Section 1031 of the Internal Revenue Code of 1986. If requested by Seller, Purchaser shall cooperate with Seller in attempting to implement such exchange as hereinafter provided, at Seller's sole cost and expense, provided that: (i) Purchaser incurs no liability, obligation, cost or expense associated with the exchange; (ii) the exchange does not affect or delay settlement of Purchaser's acquisition of any of the Property as provided in this Purchase Contract; and (iii) Seller agrees to indemnify and hold Purchaser harmless from and against all liability arising out of its cooperation in effecting the exchange as requested by Seller.

16.19 Lead-Based Paint Disclosure.

16.19.1 Every purchaser of an interest in residential property on which a residential dwelling was built prior to 1978 is notified that such property may present exposure to lead from lead-based paint that may place young children at risk of developing lead poisoning. Lead poisoning in young children may produce permanent neurological damage, including learning disabilities, reduced intelligence quotient, behavioral problems, and impaired memory. Lead poisoning also poses a particular risk to pregnant women. The seller of any interest in residential real property is required to provide the purchaser with any information on lead-based paint hazards from risk assessments or inspections in the seller's possession and notify the purchaser of any known lead-based paint hazards. A risk assessment or inspection for possible lead-based paint hazards in the housing located on the Land is recommended prior to purchase.

16.19.2 Seller has no knowledge of lead-based paint and/or lead-based paint hazards in the housing located on the Land. Seller has no reports pertaining to lead-based paint and/or lead-based paint hazards in the housing located on the Land.

16.19.3 Purchaser has received from Seller the pamphlet Protect Your Family from Lead in Your Home.

16.19.4 Purchaser has received the opportunity to conduct a risk assessment or inspection for the presence of lead-based paint and/or lead-based paint hazards.

Article 17
                            OPERATION OF THE PROPERTY

17.1 During the period of time from the Effective Date to the Closing Date, in the ordinary course of business Seller may enter into new Property Contracts, new Leases, renew existing Leases or modify, terminate or accept the surrender or forfeiture of any of the Leases, modify any Property Contracts, or institute and prosecute any available remedies for default under any Lease without first obtaining the written consent of Purchaser; provided, however, Seller agrees that any such new Property Contracts in excess of $1,000 or any new or renewed Leases having a term in excess of one (1) year shall not be entered into after the Effective Date by Seller without Purchaser's prior written consent, such consent not to be unreasonably withheld, conditioned or delayed by Purchaser unless required by any mortgage holder. If Seller shall enter into a new permitted Property Contract or a new Lease, or shall renew, modify, terminate or accept the surrender of any Lease, or modify any Property Contract during such time period, Seller shall provide Purchaser with written notice of such event and a true, correct and complete copy of any new Lease or new Property Contract, or any modification of any Lease or Property Contract within two (2) Business Days after executing same.

17.2 Except as specifically set forth in this Article 17, Seller shall operate the Property after the Effective Date in the ordinary and customary course of business consistent with the past practices of Seller, and except as necessary in the Seller's sole discretion to address any life or safety issue at the Property, Seller will not make any material alterations to the Property or remove any material Fixtures and Tangible Personal Property without the prior written consent of Purchaser which consent shall not be unreasonably withheld, denied or delayed.


                         [SIGNATURES ON FOLLOWING PAGE]

      NOW WHEREFORE, the parties hereto have executed this Purchase Contract as of the date first set forth above.

                              SELLER:

                              STRATFORD VILLAGE REALTY TRUST,
                              a Massachusetts trust



                              By:  ___________________________________________
                                   Trustee, not in his individual capacity,
                                   but solely
                                   as trustee




                              PURCHASER:

                              B&M MANAGEMENT COMPANY, L.L.C.,
                              an Alabama limited liability company



                              By:   __________________________________________
                              Title:

                                    Exhibit A

                          Legal Description of Property

                                    Exhibit B

                                Escrow Agreement

      This Escrow Agreement, dated as of _____________________, by and between B&M MANAGEMENT COMPANY, L.L.C., an Alabama limited liability company ("Purchaser"), STRATFORD VILLAGE REALTY TRUST, a Massachusetts trust ("Seller") and FIDELITY TITLE INSURANCE COMPANY ("Escrow Agent");


                                   WITNESSETH:

      WHEREAS, Purchaser has entered into a Purchase and Sale Contract dated _________ (the "Purchase Contract") with Seller, whereby Seller has agreed to sell and Purchaser has agreed to buy certain premises described on Exhibit A attached hereto and made a part hereof (the "Premises");

      WHEREAS, pursuant to the provisions of the Purchase Contract, Seller and Purchaser have requested that Escrow Agent act as escrow agent under the Purchase Contract, and have tendered good funds to Escrow Agent in the amount of ________________________ ($_________) (the "Deposit") pursuant to said Purchase
Contract;

      WHEREAS, Purchaser, Escrow Agent and Seller wish to more particularly set forth and define the rights, obligations and duties of Escrow Agent in and to the Deposit;

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser, Seller and Escrow Agent hereby agree as follows:

1. The Deposit is to be held in insured accounts and invested in such short-term, high-grade securities, money market funds or accounts, interest bearing accounts, bank certificates of deposit or bank repurchase agreements as directed by Purchaser in its sole discretion and all interest and income thereon shall become part of the Deposit and shall be remitted to the party entitled to the Deposit as set forth in the Purchase Contract.

2. Both Purchaser and Seller shall give notice to Escrow Agent at least two (2) business days prior to closing pursuant to the Purchase Contract. Such notice shall also include instructions for disbursement of the Deposit at Closing.

3. Purchaser and Seller agree that (i) Escrow Agent is a mere stakeholder with respect to the Deposit and/or other monies payable to Escrow Agent as escrow agent under the Purchase Contract and/or this Escrow Agreement, and (ii) Escrow Agent has no liability with respect to said Deposit and other monies, except for gross negligence and/or willful neglect on the part of Escrow Agent.

4. In the event of a dispute between Purchaser and Seller with respect to the Deposit and/or other monies payable to Escrow Agent as escrow agent under the Purchase Contract and/or this Escrow Agreement, Escrow Agent has the right, at its exclusive discretion, to deposit the Deposit into any court having jurisdiction over the dispute between Purchaser and Seller. In the event Escrow Agent exercises its rights under this paragraph, (a) all costs incurred by Escrow Agent (including but not limited to reasonable attorney's fees) shall be borne equally by Seller and Purchaser, and (b) all obligations of Escrow Agent under the Purchase Contract and/or this Escrow Agreement shall terminate (except for liability of Escrow Agent for gross negligence and/or willful neglect as aforesaid).

5. All costs incurred by Escrow Agent as escrow agent under the Purchase Contract and/or this Escrow Agreement (except costs or liabilities arising from Escrow Agent's gross negligence and/or willful neglect) shall be borne equally by Purchaser and Seller. Escrow Agent shall receive a fee of Three Hundred and 00/100 Dollars ($300) for its services hereunder to be paid in accordance with the Purchase Contract and not out of the Deposit. Non-payment of such fee shall not entitle Escrow Agent to refuse or fail to act as required by this Escrow Agreement.

6. Any notice, requests or demands to be made or given hereunder to any party shall be deemed duly given only if in writing and sent (i) by messenger for hand delivery, (ii) by overnight delivery service or (iii) by certified mail, return receipt requested and is addressed to the parties as follows:

            (a) If to Seller:

                  c/o AIMCO
                  2000 S. Colorado Blvd.
                  Suite 2-1000
                  Denver, CO  80222
                  Attention:  Mr. Harry Alcock
                  Telephone:  (303) 691-4344

                  With a copy to:

                  Gary M. Reiff, Esq.
                  Brownstein, Hyatt & Farber P.C.
                  Twenty-Second Floor
                  410 17th Street
                  Denver, CO 80202
                  Telephone: (303) 223-1100

            (b) If to Purchaser:







                  With a copy to:







(c) If to Escrow Agent:








7. This Escrow Agreement may be executed in counterparts. This Escrow Agreement shall be governed by the laws of the state in which the Premises are located.

8. Time is of the essence of this Escrow Agreement.




                         [Signatures on Following Page]

      IN WITNESS WHEREOF, this Escrow Agreement has been duly executed by the parties hereto, to be effective as of the date above written.

                                   PURCHASER:

                                    B&M MANAGEMENT COMPANY, L.L.C., an
                                    Alabama limited liability company

                                       By:
                                   Print Name:
                                     Title:




                                     SELLER:

                                    STRATFORD VILLAGE REALTY TRUST, a
                                    Massachusetts trust

                                       By:
                                   Print Name:
                                     Title:




                                    ESCROW AGENT:

                                    FIDELITY TITLE INSURANCE COMPANY

                                       By:
                                   Print Name:
                                     Title:

                                  Exhibit 1.1.5

                                Excluded Permits

      None.

                                  Exhibit 1.1.6

                         Existing Financing Information


      Mortgage Note, dated December 12, 1989, in the original stated principal amount of $5,530,000.00.

                                  Exhibit 1.1.8

               Excluded Fixtures and Tangible Personal Property



1. "Buyer's Access Computer Hardware and Software"; and

2. AIMCO Benchmark Series Books;

3. Connect: Remote Horizon Software; and

4. All items listed in Section 1.1.8 (i) through (iii) of the Contract.

                                 Exhibit 7.2.1.1

                          Form of Special Warranty Deed


This instrument was prepared by:                SEND TAX NOTICE TO:
Joshua J. Widoff, Esq.
Brownstein, Hyatt & Farber, P.C.
410 17th Street, 22nd Floor
Denver, Colorado  80202


                             STATUTORY WARRANTY DEED


STATE OF ALABAMA  )

COUNTY OF MONTGOMERY)


KNOW ALL MEN BY THESE PRESENTS:

      That in consideration of Ten and No/100 Dollars ($10.00) to the undersigned grantor, in hand paid by the grantee herein, the receipt whereof is acknowledged, _________________, a ________________ (herein referred to as
"Grantor"), grants, bargains, sells and conveys, subject to the matters set forth below, unto _____________, a ________________ (herein referred to as "Grantee"), the real estate situated in Montgomery County, Alabama described on Exhibit A attached hereto and made a part hereof, together with all improvements and fixtures thereon and all easements and other appurtenances thereto (the "Property").

      TO HAVE AND TO HOLD to the Grantee, its successors and assigns forever.

      The Property is conveyed to the Grantee subject to the matters set forth on Exhibit B attached hereto and made a part hereof.

          IN WITNESS WHEREOF, Grantor has hereunto caused this conveyance to be executed effective as of the day of , 2002.




Witness or Attest:

By:                                       By:
Its:                                      Name:
                                          Title:

STATE OF _________________    )

COUNTY OF ________________    )

      I, the undersigned,  a Notary Public in and for said County in said State,
hereby       certify       that        ________________________________       of
__________________________________________,    a   _______________________    as
______________ of _____________________, a _________________________________, is
signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, he, as such officer, and with full authority, executed the same voluntarily for and as the act of said corporation acting in its capacity as general partner for such partnership acting in its capacity as general partner as aforesaid.

      Given    under    my    hand    and     official     seal    this    day
of                         , 200__.


                                          Notary Public
[ Notarial Seal ]
                                          My Commission Expires:

                                    EXHIBIT A

                             Description of Property

                                    EXHIBIT B

                                Title Exceptions


1. Encroachments, overlaps, boundary line disputes or other matters which would be disclosed by an accurate surveyor or inspection of the premises.

2. General and special taxes or assessments for 2002 and subsequent years which are not yet due and payable.

3.    Parties in possession pursuant to existing leases.

4.    [Additional Permitted Exceptions]

5.    [Assumed Encumbrances]

                                 EXHIBIT 7.2.1.2

                              Form of Bill of Sale


      THIS BILL OF SALE ("Bill of Sale") is made this ____ day of October 2002 by STRATFORD VILLAGE REALTY TRUST, a Massachusetts trust ("Seller"), in favor of B&M MANAGEMENT COMPANY, L.L.C. ("Purchaser").

                             W I T N E S S E T H:

      WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Contract dated as of _______________, 200__ ("Contract") with respect to the sale of certain the Real Property identified on Schedule A attached hereto and the Improvements located thereon. (Any term with its initial letter capitalized and not otherwise defined herein shall have the meaning set forth in the Contract.)

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby absolutely and unconditionally give, grant, bargain, sell, transfer, set over, assign, convey, release, confirm and deliver to Purchaser all of the Fixtures and Tangible Personal Property. Seller hereby warrants Purchaser's title to the Fixtures and Tangible Personal Property and will forever defend the same against the claims of all persons or entities owning, holding or claiming by, through or under Seller, but not otherwise.

      WITH RESPECT TO ALL MATTERS TRANSFERRED, WHETHER TANGIBLE OR INTANGIBLE, PERSONAL OR REAL, SELLER EXPRESSLY DISCLAIMS A WARRANTY OF MERCHANTABILITY AND WARRANTY FOR FITNESS FOR A PARTICULAR USE OR ANY OTHER WARRANTY EXPRESSED OR IMPLIED THAT MAY ARISE BY OPERATION OF LAW OR UNDER THE UNIFORM COMMERCIAL CODE FOR THE STATE IN WHICH THE PROPERTY IS LOCATED.

      This Bill of Sale shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of Purchaser and Seller.

      This Bill of Sale shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of
____________________.

      EXECUTED as of the ______ day of ________________, 200__.

                                    STRATFORD VILLAGE REALTY TRUST, a
                                    Massachusetts trust

                                    By:   [the partnership name]
                                          a [State] general partnership,
                                          Its General Partner

                                          By:   [the general partnership name]
                                                a [State] [type entity],
                                                Its General Partner
                                                By:
                                                Name:
                                                Title:

                                    EXHIBIT A

              (Excluded Fixtures and Tangible Personal Property)

                                 EXHIBIT 7.2.1.3

                           Form of General Assignment

      This General Assignment and Assumption (this "Assignment") is executed by STRATFORD VILLAGE REALTY TRUST, a Massachusetts trust ("Seller"), in favor of B&M MANAGEMENT COMPANY, L.L.C., an Alabama limited liability company ("Purchaser") as of ________, 20__ (the "Effective Date").

      Seller and Purchaser, have entered into that certain Purchase and Sale Contract dated as of _______________ __, 200___ ("Contract"), in which Seller has agreed to sell and Purchaser has agreed to purchase the real property described in Exhibit A attached thereto and the improvements located thereon collectively, the "Project"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Contract.

      Pursuant to the Contract, Seller has agreed to assign, without recourse or warranty, to Purchaser all of Seller's right, title and interest, if any, in and to the Miscellaneous Property Assets, the Permits (other than the Excluded Permits), and the Property Contracts.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

      1. Assignment. As of the Effective Date, Seller hereby assigns, sells and transfers, without recourse or warranty (except as specifically set forth in the Contract), to Purchaser all of Seller's right, title and interest, if any, in and to the Miscellaneous Property Assets, the Permits (other than the Excluded Permits), and the Property Contracts.

      2. Assumption. As of the Effective Date, Purchaser expressly agrees to assume and hereby assumes all liabilities and obligations of the Seller in connection with the Miscellaneous Property Assets, the Permits (other than the Excluded Permits), and the Property Contracts, which arise on or after the date hereof (but not those arising prior to the date hereof).

      3. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

      4. Attorneys' Fees. If any action or proceeding is commenced by either party to enforce its rights under this Assignment, the substantially prevailing party in such action or proceeding shall be awarded all reasonable costs and expenses incurred in such action or proceeding, including reasonable attorneys' fees and costs (including the cost of in-house counsel and appeals), in addition to any other relief awarded by the court.

      5. Applicable Law. This Assignment shall be governed by and interpreted in accordance with the laws of the State of Alabama.

      6. Binding Effect. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors, and assigns.

      WITH RESPECT TO ALL MATTERS TRANSFERRED, WHETHER TANGIBLE OR INTANGIBLE, PERSONAL OR REAL, SELLER EXPRESSLY DISCLAIMS A WARRANTY OF MERCHANTABILITY AND WARRANTY FOR FITNESS FOR A PARTICULAR USE OR ANY OTHER WARRANTY EXPRESSED (EXCEPT AS MAY BE SPECIFICALLY SET FORTH IN THE CONTRACT) OR IMPLIED THAT MAY ARISE BY OPERATION OF LAW OR UNDER THE UNIFORM COMMERCIAL CODE FOR THE STATE IN WHICH THE PROPERTY IS LOCATED.



                 [Remainder of Page Intentionally Left Blank]

                                 EXHIBIT 7.2.1.6

                            Form of FIRPTA Affidavit



1. Section 1445 of the Internal Revenue Code of 1986, as amended (the "IRC"), provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person.

2.    In order to inform  _______________________________________________ (the
      "Transferee"),  that  withholding  of  tax  is  not  required  upon  the
      disposition           by            ___________________________________,
      ________________________________   (the  "Transferor"),  of  the  United
      States real property more particularly described on Exhibit "A" attached hereto and incorporated herein by reference (the "Property"), the undersigned Transferor certifies and declares by means of this certification, the following:

(a) The Transferor is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as such terms are defined in the IRC and the Income Tax Regulations).

(b)          The Transferor is a ________________________________.

(c)          Record title to the Property is in the name of the Transferor.

(d)          The Federal Taxpayer Identification Number for the Transferor is
             ____________.

(e) The address for the Transferor is:

                  __________________________
                  c/o AIMCO
                  2000 S. Colorado Blvd.
                  Suite 2-1000
                  Denver, Colorado  80222

3. The Transferor understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained in this certification may be punished by fine, imprisonment or both.

Executed this ______ day of               , 2002.


                                   TRANSFEROR:

                                 EXHIBIT 7.2.18

              Form of Assignment of Leases and Security Deposits


      This Assignment and Assumption of Leases and Security Deposits (this "Assignment") is executed by and between ___________________________________
("Assignor"),  and  ___________________________  ("Assignee"),  as of _________,
20___ (the "Effective Date").

      Assignee and Assignor have entered into that certain Purchase and Sale Contract, dated _____________________ ("Purchase Contract"), in which Assignor has agreed to sell and Assignee has agreed to purchase the real property described in Exhibit A attached to the Purchase Contract and the improvements located thereon (collectively, the Project).

      Assignor, as landlord, has entered into those certain leases identified on Exhibit A attached hereto and incorporated herein by reference (collectively, together with all amendments, modifications, supplements, restatements and guarantees thereof, the "Leases") for the Project.

      The Purchase Contract requires Assignor and Assignee to execute this Assignment.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

      1.  Capitalized  Terms.  Unless  the  context  otherwise   requires,   all
capitalized terms used, but not otherwise defined herein, shall have the meanings set forth for the same in the Purchase Contract.

      2. Assignment and Assumption. As of the Effective Date, Assignor hereby irrevocably assigns, sets over, transfers and conveys to Assignee all of Assignor's right, title and interest in and to (a) the Leases and (b) the Tenant Security Deposit Balance (defined below). Assignee hereby accepts this Assignment and the rights granted herein, and Assignee hereby expressly assumes, for itself and its successors, assigns and legal representatives, all of the obligations and liabilities, fixed and contingent, of Assignor which arise from and after the date hereof with respect to the Leases and the Tenant Security Deposit Balance and agrees to (i) be fully bound by all of the terms, covenants, agreements, provisions, conditions, obligations and liability of Assignor thereunder, which arise and are to be performed from and after the date hereof, and (ii) keep, perform and observe all of the covenants and conditions contained therein on the part of Assignor which are to be kept, performed and observed, from and after the date hereof. "Tenant Security Deposit Balance" shall mean the received and unapplied balance of all cash (or cash equivalent) security deposits, prepaid rentals, cleaning fees and other refundable deposits and fees collected from Tenants, plus any interest accrued thereon, paid by Tenants to Seller pursuant to the Leases, including, but not limited to, security, damage or other refundable deposits or required to be paid by any of the Tenants to secure their respective obligations under the Leases, together, in all cases, with any interest payable to the Tenants thereunder as may be required by their respective Lease or state law.

      3. General Provisions.

            a. Successors. This Assignment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

            b. Counterparts. This Assignment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

            c. Governing Law. This Assignment and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State wherein the Project is located, without reference to the conflict of law provisions thereof.

            d. Attorney's Fees. If any action or proceeding is commenced by either party to enforce its rights under this Assignment, the substantially prevailing party in such action or proceeding shall be awarded all reasonable costs and expenses incurred in such action or proceeding, including reasonable attorneys' fees and costs (including the cost of in-house counsel and appeals), in addition to any other relief awarded by the court.



                         [SIGNATURES ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, this Assignment was made and executed as of the date first above written.



                                       ASSIGNEE:





                                       ASSIGNOR:

                                    EXHIBIT A

                                   (Rent Roll)

                                 EXHIBIT 8.1.1.7

                           List of Pending Litigation

      None, other than Tenant evictions.

                                 EXHIBIT 8.1.1.9

                         List of Leases for the Property

      None, other than Leases to Tenants shown on the Rent Roll for the Property.

                                EXHIBIT 8.1.1.16

           List of Person(s) Making Representations and Warranties

      Ann Porter, Regional Property Manager.

                                  SCHEDULE 4.3
                                LIST OF MATERIALS


(a)   Seller's form of residential lease agreement used at the Property

(b)   all Property Contracts and any equipment leases

(c) any property locator or similar agreements (other than agreements with the Property Manager), if any, pertaining to the marketing and advertisement of the Property for leasing (and payment of commissions in connection therewith), but only to the extent the same will remain in effect after the Closing

(d) all engineering studies, environmental reports, termite inspections or warranties, to the extent available and in Seller's possession (subject to Section 4.3.1), which relate to the Property and were prepared for Seller by third parties

(e) to the extent in Seller's possession (subject to Section 4.3.1), ad valorem and personal property tax statements for the current year, and the status of any pending appeal

(f) a current rent roll for the Property, in Seller's existing format, showing the unit number, tenant name, term of lease, rental amount and amount of security deposit

(g) current operating statements for the Property, and to the extent available and in Seller's possession (subject to Section 4.3.1), for the three years prior to the year in which the Effective Date occurs

(h) a summary of pending insurance claims and pending litigation, if any, provided that such summary shall be prepared to Seller's knowledge (as defined in Section 6.4 of the Contract) and Seller makes no representations or warranties regarding the outcome of such claims or litigation

(i) to the extent available and in Seller's possession (subject to Section 4.3.1), guaranties or warranties with respect to the roof of the Property, if any

(j)   Seller's ACM plan, lead in water O&M, and other O&M plans, if any

(k) copies of any certificates of occupancy and/or other Permits, to the extent available and in Seller's possession (subject to Section 4.3.1)